Exhibit 10.7

House-leasing Contract

Lessor (Party A):Fuao Investment Development Co., Ltd.

Business license number: 440301109886405

Address: No. 27, Zhenxing Road, Liyu River, Lou Village

Contact number: 13316808939

Lessee (Party B):Shenzhen CDT Environmental Technology Co., Ltd.

Business license number: 914403000527833426

Company address:

contact number: 0755-86667996

In accordance with the Contract Law of the People’s Republic of China, The Urban Housing Real Estate Management Law of the People’s Republic of China and its implementation rules, on the basis of voluntariness, equality, mutual benefit and integrity, this contract is concluded through friendly negotiation between Party A and Party B.

Article 1 The Location, Contract Period, Decoration Period, Deposit and Rental Fee of the Leased House are:

No.	Item	Detailed rules and regulations
1	Housing location	Unit A, Building C, No. 70, Wuyuan Road, No. 1 Industrial Zone, Lisonglang, Guangming New District, Shenzhen, China Purpose: factory. The actual area of the factory is 600 square meters.
2	Date of commencement and end of the contract	From January 01, 2021 to December 31, 2022.
3	Housing and dormitory deposit	Lower case:￥77452 yuan, RMB uppercase: Seventy-seven thousand four hundred and fifty-two yuan.
4	Housing and dormitory rent	Lower case:￥25817yuan per month, RMB uppercase: Twenty five thousand eight hundred and seventeen yuan per month.
5	Administrative fee	Lower case:￥750 yuan per month, RMB uppercase:：seven hundred and fifty yuan per month.
6	Party B’s electricity and basic electricity charges	Use 30KVA; basic electricity fee is 22 yuan/KVA; total: 660 yuan / month
7	Electrical calculation mode	0.85 yuan / kWh.
8	Comprehensive service fee (see electricity meter)	0.49yuan / kWh.
9	Water use calculation mode	6.5yuan∕ton.

Article 2 Fees and Related Regulations:

1、 When Party A collects the rent, Party B shall issue a receipt to Party B with the company’s financial seal.

2、 The contract is settled in RMB. All payments made by Party B are based on the actual amount of the bank account of Party A, or in cash per month.

3、 Party B shall pay Party A all the money (including but not limited to the rent, garbage, management fee and monthly water and electricity expenses of the following month) to Party A before the 5th of each month; If Party B delays delivery (subject to the date of notice issued by Party A), Party B shall unconditionally pay Party A a late fee of 5 percent of the total arrears per day; if Party B still owes the rent for the current month, the monthly water and electricity fee and related expenses on the 10th,Party A can urge Party B to pay the fee by stopping the water, blackout, restricting the entry and exit of Party B’s goods or other measures（The method adopted by Party A will not notify Party B again.）.All losses caused during the period shall be borne by Party B itself; if Party B is still in arrears with the monthly rent and the previous month’s water and electricity charges, Party A may immediately terminate this contract unilaterally and execute it in accordance with Party B’s breach of contract. Party A shall have the right to dispose of all the property of Party B remaining in Party A’s premises to make up for the expenses in arrears, and Party A shall retain the right of recourse for the insufficient part.

4、 If the power supply bureau or the water company adjusts the price of electricity or water in the future, Party A will adjust the unit price of electricity and water according to the corresponding adjustment range, and other methods of calculating electricity and water will remain unchanged.

5、 Upon expiration of this contract, Party A shall confirm that Party B has not violated any provisions of this contract and has not damaged the leased property, supporting facilities and decoration. Party A shall refund the deposit to Party B without interest within ten days after paying the rent and all other expenses.

Article 3 The Rights and Obligations of Both Parties:

1、 Party A has the right to collect the rent and other related expenses from Party B every month. At the same time, if Party B needs, Party B will assist Party B to handle the House Lease Contract, business license and other related procedures required for the operation of the local housing lease office. All expenses (including but not limited to taxes, fees, public relations fees) shall be borne by Party B. The House Lease Contract filed by the two parties at the housing lease office is not a true relationship between the two parties. It is only used for the license. All the agreements for renting the houses by both parties are executed in accordance with this contract.

2、 The houses rented by Party A can carry 750 kilograms per square meter, and the dormitory can carry 300 kilograms per square meter. If Party B is overloaded, the consequences will be borne by Party B. Party B shall produce the facilities operated, the weight of the equipment shall not exceed the normal load capacity of the leased house, and the machine for amplifying the machine and the machine for generating vibration and noise shall not be placed. Party B shall be responsible for all damages caused by improper or unreasonable use of the rental house and its internal facilities, and Party B shall promptly repair and compensate. If Party B refuses to repair, Party A may handle it on its behalf, and all expenses incurred shall be borne by Party B

3、 Party B shall operate legally during the lease term. Under the premise of legality, Party B enjoys completely independent management rights and assumes all corresponding responsibilities. Violations of national laws and regulations have nothing to do with Party A. Party B’s operating profit and loss during the lease term has nothing to do with Party A. Party B is responsible for all the creditor’s rights and debts incurred in the operation. Party B are responsible for All the liabilities arising from labor disputes (salary arrears, employee treatment, work accidents, etc.) and other various kinds of things arising from the legal operation of Party B and loss of other personnel or buildings due to Party B’s personnel, articles, equipment or surrounding safety caused by the production process. Party A shall not bear any economic or legal responsibility for this, has the right to punish Party B at the same time and supervises Party B to compensate. If Party B is the legal liability of Party A as the lessor due to Party B’s misconduct, Party B shall bear all the consequences of its responsibility, and Party A shall have the right of recourse against Party B.

4、 Party A shall grant Party B to use 0 sets of 2-ton freight elevators in the factory. The industrial freight elevators are restricted to the use of industrial goods only. Party B shall ensure that the industrial elevators cannot be used by people and goods at the same time. If Party B violates, the economic losses and all joint liabilities caused by Party B shall be borne by Party B and have nothing to do with Party A.

5、Party B is familiar with the whole situation of the house and is willing to lease the lease item of this contract. Party A will provide the existing decoration and supporting facilities (houses and dormitories) to Party B for use. Party A will not invest in the decoration separately. Party B shall be required to submit the decoration to the relevant government department for approval and obtain the written consent of Party A. All renovation costs of Party B shall be borne by Party B. Party B shall return to Party A when the house and the supporting facilities are in good condition and safe. All real estate in the factory building and dormitory shall be owned by Party A, and the movable property shall be owned by Party B. If Party A needs Party B to recover, Party B needs to recover unconditionally. Party B shall not change the main structure of the house and affect the safety of the house during decoration, to avoid disturbing neighbors and reduce the problem of house maintenance in the future. Party B shall be responsible for all safety during the renovation period, and Party B shall strictly abide by relevant national laws and regulations. Any consequences and joint liability arising from improper or illegal decoration shall be borne by Party B.

6、Party B guarantees that the sewage, exhaust gas and production garbage generated during the operation and production process meet the required standards. All joint and several liabilities arising from Party B’s environmental protection failure or non-standardization shall be borne by Party B and shall not be related to Party A.

7、Party B must abide by the laws and regulations of the People’s Republic of China and the relevant provisions of Party A regarding the management of leased properties when using the leased property. In case of violation, corresponding responsibilities shall be borne. As Party B violates the above provisions and affects the normal operation of other users around the building, Party B shall compensate Party A for all losses.

8、Party B shall enjoy the right to use and maintain the leased property and its facilities during the lease period. At the end of this contract, all the leased materials and supporting facilities shall be returned to Party A in a safe, sanitary and reliable operation. Party A has the right to inspect and supervise this. Party B is responsible for the proper use and maintenance of the leased property. Eliminate all possible faults and dangers in time to avoid all possible safety hazards. Party B shall take good care of the subject matter of the lease during the lease term. Party B shall be responsible for the repair of the subject matter of the lease due to improper use of Party B. The expenses shall be borne by Party B.

9、During the lease period, Party B shall be responsible for fire safety, general sanitation, green covering and keeping good social order in a designated area outside the unit building, comprehensive management and safety, anti-theft, security, etc., such as all losses caused by fires and other accidents (including housing and dormitory) shall be the responsibility of Party B. Party B shall promptly clean up the production waste, and shall prevent high-altitude parabolic and polluting properties from surrounding. Party B shall bear full responsibility for the casualties or property losses caused by Party B’s direct or indirect high-altitude parabolic objects. Party B shall, in accordance with the regulations or handling measures of the relevant local authorities, negotiate and compensate, and obey the supervision and inspection of Party A. At the same time, Party B shall also keep all items in good condition. Party B shall purchase insurance (including liability insurance, anti-theft insurance, fire insurance, flood insurance, etc.) for the leased property and the property (including staff, house and property) in the lease. If Party B does not purchase the above insurance, all the liabilities resulting from the loss, damage, fire, flood, natural disaster or casualties shall be borne by Party B and shall not be related to Party A. Party B shall not ask Party A to bear any losses of Party B for any reason.

Article 4 Default Agreement Between the Two Parties

1、 During the validity period of the contract, either party needs to cancel the contract in advance (except in the case where the contract has been unilaterally terminated), both parties must notify the other party in writing three months in advance to let the other party prepare for the rental and relocation in advance. If one party cannot notify the other party in advance, a three-month rent is required to compensate the other party. If the party that cancels the contract in advance is Party B, when both parties cancel the contract, Party B shall also pay Party A the rent for the rent-free period and pay the referral fee (commission) paid by Party A for signing this contract. If other losses are caused by the cancellation of Party A, Party B shall compensate within the scope of the loss, and Party B shall not request Party A to compensate for the decoration.

2、 If any party breaches the contract during the contract period, the same amount of money as the deposit shall be paid to the other party as damages for breach of contract, and the observant party may immediately terminate the contract.

3、 If Party A has one of the following circumstances, it shall be deemed that Party A has breached the contract: ①In the absence of any breach of contract by Party B and not subject to the exemption clause, Party A shall recover the house without reason; ② Party A will renovate the house leased by Party B (excluding other areas not leased by Party B) without Party B’s consent, and Party B will not be able to use the house normally.

4、 If Party B has one of the following circumstances, Party B shall be deemed to have breached the contract: ①The above contract terms are regarded as various circumstances in which Party B defaults; ②Party B owes wages for one month, or the labor department intervenes to deal with Party B’s wage arrears; ③Industry and commerce and relevant government departments seal up the property of Party B; ④Party B affects the normal operation of neighboring enterprises and Party A’s companies due to various disputes; ⑤Party B arbitrarily changes the use of the leased house or subletes or leases the leased house to other parties.

5、 When the contract is terminated (including the suspension of the breach of contract and the expiration of the contract period), Party B shall immediately remove the property in the leased house. If Party B fails to move out or return the leased premises within the time limit, Party A shall have the right to take back the leased premises at any time and the rent and other fees will be collected from Party B for the overdue portion. All property that Party B detains in Party A’s house is deemed to be waived by Party B. Party A has the right to deal with the loss of Party A, and Party A has the right to recourse.

Article 5 Disclaimer Clause:

In the following circumstances, this contract is automatically canceled, and the losses caused by both parties are not borne.

1. If the government levies a demolition, it shall be settled by Party B and the levy party. Party A shall assist in the resolution and provide assistance within the scope of its capabilities.

2.The parties shall not be liable for any serious natural disasters, wars or other force majeure that cannot be prevented or avoided if their occurrence and consequences cannot cause any party to perform this contract.

Article 6 Other Description of Contract：

1、 For the unfinished matters in this contract, the Supplementary Contract may be signed separately through friendly negotiation between Party A and Party B. The Supplementary Contract has the same legal effect as this contract; the terms and conditions stipulated in the contract shall be consciously performed by both parties. If there is a breach of contract, the contract shall be handled in accordance with the terms of the contract; if there is a dispute between the two parties and the dispute cannot be resolved through consultation, it may be brought to the people’s court where the rental house is located.

2、 This contract is signed by the representatives of both parties, and Party B shall pay all the fees and shall be sealed by Party A to take effect. Both Party A and Party B shall keep confidential the various agreements in this contract. If the contract is confidentially intentionally or unintentionally, the other party shall be liable for loss, and the leaking party shall bear all the responsibilities and compensate the other party for the loss.

3、 This contract is made in two copies, one for the financial department of Party A and one for Party B, which have the same legal effect.

Notes: PS: The Shenbao brand must be designated for electrical appliances. (Including electric meter, negative sensor, main switch)

PS: Dormitory electricity fee is l.35 yuan per kWh

The following is not a manuscript.

Party A(Signature): seal Party B(Signature): seal

/s/ Fuao Investment Development Co., Ltd.            /s/ Shenzhen CDT Environmental Technology Co., Ltd.

Signature of representative: Xiaogeng Liu              Signature of representative: Duanzheng Gao

Contact number: 13510541411                                    Contact number: 13805093568

Date: 2020/12/31                                                           Date: 2020/12/31